CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of SunAmerica Series Inc. of our report dated December 28, 2017, relating to the financial statements and financial highlights of AIG Active Allocation Fund (formerly SunAmerica Active Allocation Portfolio), AIG Multi-Asset Allocation Fund (formerly SunAmerica Multi-Asset Allocation Portfolio), AIG Focused Dividend Strategy Fund (formerly Focused Dividend Strategy Portfolio), AIG Strategic Value Fund (formerly SunAmerica Strategic Value Portfolio) and AIG Select Dividend Growth Fund (formerly SunAmerica Select Dividend Growth Portfolio), which appears in SunAmerica Series Inc.’s Annual Report on Form N-CSR for the year ended October 31, 2017. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 27, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of SunAmerica Series Inc. of our report dated December 28, 2017, relating to the financial statements and financial highlights of AIG Focused Dividend Strategy II Fund (formerly Focused Dividend Strategy II Portfolio), which appears in SunAmerica Series Inc.’s Annual Report on Form N-CSR for the year ended October 31, 2017. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 27, 2018